UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 2, 2025

Mammoth Energy Services, Inc.

(Exact name of registrant as specified in its charter)

001-37917
(Commission File No.)

Delaware				32-0498321
(State or other jurisdiction of incorporation or organization)				(I.R.S. Employer Identification No.)

14201 Caliber Drive,	Suite 300
Oklahoma City,	Oklahoma	(405)	608-6007	73134
(Address of principal executive offices)		(Registrant’s telephone number, including area code)		(Zip Code)
______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of The Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TUSK	The Nasdaq Stock Market LLC
NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(s) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Equity Purchase Agreement

On December 2, 2025, Mammoth Energy Partners LLC ("MEP"), a subsidiary of Mammoth Energy Services, Inc. (“Mammoth” or the “Company”), entered into an Equity Purchase Agreement (the “Agreement”), as the seller, with Qualus, LLC (“Qualus”), as the buyer, and Aquawolf LLC ("Aquawolf"), MEP's wholly-owned subsidiary and the subject of the sale, as a party to the Agreement. Pursuant to the Agreement, MEP sold all equity interests in Aquawolf, which was included in the Company’s Infrastructure segment, to Qualus for $30.0 million (the “Transaction”). The Transaction was completed simultaneously with the signing of the Agreement on December 2, 2025.

The aggregate sales price in connection with the Transaction was approximately $30.0 million, subject to customary post-closing adjustments, including reductions for closing indebtedness, working capital shortfall, and transaction expenses. Of the $30.0 million, $23.5 million was paid to MEP and $2.5 million was deposited into an escrow account for the purposes of funding post-closing adjustments for at least ninety days and indemnified liabilities until at least December 1, 2026. The Agreement includes customary representations, warranties and covenants by the parties. In addition, the Agreement provides for customary indemnification rights with respect to a breach of a representation, warranty or covenant by either party, subject to customary thresholds and caps on liability.

The foregoing summary does not purport to be complete and is qualified in its entirety by the full text of the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Revolving Credit Agreement Consent

In conjunction with the transaction described above, the Company entered into a consent and release agreement with Fifth Third Bank, National Association (“Fifth Third”), in which Fifth Third consented to the transaction and agreed to release associated collateral.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.01.

Item 7.01 Regulation FD Disclosure.

On December 2, 2025, the Company issued a press release announcing the Transaction. A copy of the press release is furnished herewith as Exhibit 99.1 hereto and is incorporated by reference into this Item 7.01.

Item 9.01 Financial Statements and Exhibits.

(b)     Unaudited Pro Forma Condensed Consolidated Financial Statements

As previously disclosed in the Company’s Current Report on Form 8-K filed on April 17, 2025 and June 20, 2025, the Company completed the sale of its infrastructure services subsidiaries (the “T&D Transaction”) and the sale of all of its hydraulic fracturing equipment and related assets (the “Pressure Pumping Transaction”), respectively. These prior transactions combined with ceasing operations of the Company's trucking and equipment manufacturing services, both of which were associated with pressure pumping and included within the Well Completion segment, reflect a strategic shift in the Company’s operations and were classified as discontinued operations in the Company’s financial statements, as reported in the Company's Quarterly Report on Form 10-Q for the periods ended June 30, 2025 and September 30, 2025.

The following Unaudited Pro Forma Condensed Consolidated Financial Statements of the Company reflecting (i) the transaction described in Item 1.01 of this Current Report on Form 8-K (ii) the previously disclosed T&D Transaction and Pressure Pumping Transaction and (iii) ceasing operations of the Company's trucking and equipment manufacturing services are filed as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated by reference into this Item 9.01

•Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2025;

•Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 2025 and years ended December 31, 2024 and 2023; and

•Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

(d)    Exhibits

Exhibit Number	Description
10.1*	Equity Purchase Agreement, dated as of December 2, 2025, by and among Aquawolf LLC, Mammoth Energy Partners LLC, Qualus LLC, and Mammoth Energy Services, Inc.
99.1	Press release dated December 2, 2025
99.2	Mammoth Energy Services, Inc. Unaudited Pro Forma Condensed Consolidated Financial Statements.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*	Portions of the Equity Purchase Agreement and exhibits to the Equity Purchase Agreement have been omitted pursuant to Items 601(b)(2)(ii) and 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted exhibits upon request by the SEC.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAMMOTH ENERGY SERVICES, INC.
Date:	December 4, 2025	By:	/s/ Mark Layton
Mark Layton
Chief Financial Officer and Secretary